As filed with the Securities and Exchange Commission on March 20, 2013

Registration No. 333-171435

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

D. Medical Industries Inc.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

Granot Mobile Post Hefer, Israel 38100
 (Address of Principal Executive Offices) (Zip Code)

D. Medical Industries Ltd. 2005 Israeli Share Option Plan
(Full title of the plan)

Spring Health Solutions Inc.
One Bridge Plaza North, Ft. Lee, New Jersey 07024
  (Name and address of agent for service)

(201) 849-4413
(Telephone number, including area code, of agent for service)

Copy of Communications to:
Dr. Shachar Hadar, Adv.
Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co.
One Azrieli Center, Round Building
Tel Aviv 67021, Israel
Phone: +972-3-607-4444
Fax: +972-3- 607-4422

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

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EXPLANATORY NOTE/DEREGISTRATION OF UNSOLD SECURITIES

This post-effective amendment relates to the following Registration Statement filed on Form S-8 (the “Registration Statement”):

Registration Statement No. 333-171435, originally filed December 28, 2010.

D. Medical Industries Ltd. (the “Company”) intends to file a Form 15F to terminate its duty to file reports under Section 13(a) and 15(d) of the U.S. Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Granot, Israel on the 20th day of March, 2013.

D. MEDICAL INDUSTRIES LTD.

By:	/s/ Orly Benizri Solomon
Name: Orly Benizri Solomon
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 20th day of March, 2013.

Signature	Title

/s/ Orly Benizri Solomon	Chief Executive Officer (principal executive officer)
Orly Benizri Solomon

/s/ Uri Ben-Or	Chief Financial Officer (principal financial and accounting officer)
Uri Ben-Or

/s/ Yaacov Bar Lev	Chairman of the Board
Yaacov Bar Lev

/s/ Shimon Cohen	Director
Shimon Cohen

/s/ Malka Galia	Director
Malka Galia

Director
Youval Mor-Mously

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of D. Medical Industries Ltd., has signed this form on the 20th day of March, 2013.

SPRING HEALTH SOLUTIONS INC.

By:	/s/ Orly Benizri Solomon
Name: Orly Benizri Solomon
Title: Chief Executive Officer

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